Exhibit 99.1

REDPOINT BIO CORPORATION
(A Development-Stage Enterprise)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Redpoint Bio Corporation:

We have audited the accompanying balance sheets of Redpoint Bio Corporation (a development-stage enterprise) (the Company) as of December 31, 2005 and 2006, and the related statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2006 and for the period from August 16, 1995 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redpoint Bio Corporation as of December 31, 2005 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006 and for the period from August 16, 1995 (inception) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 13, 2007

REDPOINT BIO CORPORATION
(A Development-Stage Enterprise)

Balance Sheets

	December 31
Assets	2005	2006
Current assets:
Cash and cash equivalents	$2,557,680	$974,378
Prepaid expenses and other current assets	139,648	72,697
Total current assets	2,697,328	1,047,075
Property and equipment, net	1,179,175	840,435
Deferred financing costs	—	308,456
Other assets	53,441	355,816
Total assets	$3,929,944	$2,551,782
Liabilities and Stockholders’ Deficit
Current liabilities:
Convertible notes payable	$—	$3,462,359
Current portion of long-term debt	515,651	574,132
Accounts payable	278,530	833,739
Accrued expenses	55,253	351,650
Accrued compensation	324,300	704,964
Total current liabilities	1,173,734	5,926,844
Long-term debt	1,209,475	635,344
Total liabilities	2,383,209	6,562,188
Commitments (note 11)

Redeemable convertible preferred stock, $0.0001 par value
Authorized 10,000,000 shares:
Series A convertible preferred stock; authorized 7,000,000 shares; issued and outstanding 6,444,835 shares (liquidation value of $16,350,586 at December 31, 2006)	15,059,225	16,217,778
Junior preferred stock; authorized 236,987 shares; issued and outstanding 236,987 shares (liquidation value of $622,787 at December 31, 2006)	497,673	497,673
Stockholders’ deficit:
Common stock, $0.0001 par value; authorized 14,000,000 shares; issued and outstanding 1,615,072 at December 31, 2005 and issued and outstanding 1,595,739 shares at December 31, 2006	162	160
Additional paid-in capital	273,981	1,568,981
Deficit accumulated during the development stage	(14,284,306)	(22,294,998)
Total stockholders’ deficit	(14,010,163)	(20,725,857)
Total liabilities and stockholders’ deficit	$3,929,944	$2,551,782

See accompanying notes to financial statements.

REDPOINT BIO CORPORATION

(A Development-Stage Enterprise)

Statements of Operations

				August 16, 1995 (Inception) to
	Years ended December 31,			December 31,
	2004	2005	2006	2006
Research and grant revenue	$224,011	$410,000	$—	$4,232,861
Operating expenses:
Research and development	2,399,632	2,898,826	3,630,515	12,523,753
General and administrative	2,659,383	2,126,422	2,811,217	10,083,894
Total operating expenses	5,059,015	5,025,248	6,441,732	22,607,647
Operating loss	(4,835,004)	(4,615,248)	(6,441,732)	(18,374,786)
Interest income	32,043	94,113	52,731	185,197
Interest expense	(65)	(99,594)	(928,941)	(1,636,572)
Loss before income taxes	(4,803,026)	(4,620,729)	(7,317,942)	(19,826,161)
Income tax benefit	—	253,403	465,803	719,206
Net loss	(4,803,026)	(4,367,326)	(6,852,139)	$(19,106,955)

Accretion of redeemable convertible preferred stock	(669,228)	(1,147,404)	(1,158,553)

Net loss applicable to common stockholders	$(5,472,254)	$(5,514,730)	$(8,010,692)

Basic and diluted net loss per common share	$(4.46)	$(3.48)	$(5.03)

Weighted average number of shares outstanding	1,226,416	1,582,627	1,592,056

See accompanying notes to financial statements.

REDPOINT BIO CORPORATION

(A Development-Stage Enterprise)

Statements of Redeemable Convertible Preferred Stock and Stockholder’s Equity (Deficit)

Period from August 16, 1995 (inception) to December 31, 2006

					Stockholders’ Equity (Deficit)
									Deficit
	Redeemable convertible preferred stock						Additional	Stock	during the
	Series A		Junior		Common stock		paid-in	subscription	development
	Shares	Amount	Shares	Amount	Shares	Amounts	capital	receivable	stage	Total
Inception, August 16, 1995	—	$—	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock for services	—	—	—	—	1,000,000	100	900	—	—	1,000
Net loss	—	—	—	—	—	—	—	—	(3,785)	(3,785)
Balance, December 31, 1995	—	—	—	—	1,000,000	100	900	—	(3,785)	(2,785)
Net loss	—	—	—	—	—	—	—	—	(7,069)	(7,069)
Balance, December 31, 1996	—	—	—	—	1,000,000	100	900	—	(10,854)	(9,854)
Net loss	—	—	—	—	—	—	—	—	(48,185)	(48,185)
Balance, December 31, 1997	—	—	—	—	1,000,000	100	900	—	(59,039)	(58,039)
Net income	—	—	—	—	—	—	—	—	113,785	113,785
Balance, December 31, 1998	—	—	—	—	1,000,000	100	900	—	54,746	55,746
Net loss	—	—	—	—	—	—	—	—	(73,505)	(73,505)
Balance, December 31, 1999	—	—	—	—	1,000,000	100	900	—	(18,759)	(17,759)
Issuance of common stock	—	—	—	—	101,500	10	312	—	—	322
Issuance of common stock for dilution provisions	—	—	—	—	2,670	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	42,905	42,905
Balance, December 31, 2000	—	—	—	—	1,104,170	110	1,212	—	24,146	25,468
Common stock reacquired and retired	—	—	—	—	(600,000)	(60)	—	—	—	(60)
Issuance of common stock	—	—	—	—	400,000	40	4,066	(4,106)	—	—
Issuance of common stock for dilution provisions	—	—	—	—	1,523	—	—	—	—	—
Common stock reacquired and retired	—	—	—	—	(7,250)	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	116,192	116,192
Balance, December 31, 2001	—	—	—	—	898,443	90	5,278	(4,106)	140,338	141,600
Issuance of common stock for services	—	—	—	—	185,420	19	959	—	—	978
Net loss	—	—	—	—	—	—	—	—	(864,319)	(864,319)
Balance, December 31, 2002	—	—	—	—	1,083,863	109	6,237	(4,106)	(723,981)	(721,741)
Sale of Series A Preferred stock net of $257,240 of expenses	1,285,714	2,442,759	—	—	—	—	—	—	—	—
Conversion of principal portion of notes payable	623,963	1,310,320	—	—	—	—	—	—	—	—
Conversion of accrued interest on notes payable	—	—	236,987	497,673	—	—	—	—	—	—
Accretion of Series A Preferred to redemption value	—	48,826	—	—	—	—	—	—	(48,826)	(48,826)
Issuance of common stock for dilution provisions	—	—	—	—	242,010	24	101,620	—	—	101,644
Issuance of common stock options for services	—	—	—	—	—	—	3,087	—	—	3,087
Proceeds from stockholder note	—	—	—	—	—	—	—	4,106	—	4,106
Common stock reacquired and retired	—	—	—	—	(243,804)	(24)	(110,944)	—	(164,032)	(275,000)
Net loss	—	—	—	—	—	—	—	—	(2,360,483)	(2,360,483)
Balance, December 31, 2003	1,909,677	3,801,905	236,987	497,673	1,082,069	109	—	—	(3,297,322)	(3,297,213)
Sale of Series A Preferred stock net of $83,144 of expenses	4,535,158	9,440,688	—	—	—	—	—	—	—	—
Accretion of Series A Preferred to redemption value	—	669,228	—	—	—	—	—	—	(669,228)	(669,228)
Issuance of common stock for dilution provisions	—	—	—	—	500,000	50	209,950	—	—	210,000
Issuance of common stock options for services	—	—	—	—	—	—	15,391	—	—	15,391
Net loss	—	—	—	—	—	—	—	—	(4,803,026)	(4,803,026)
Balance, December 31, 2004	6,444,835	13,911,821	236,987	497,673	1,582,069	159	225,341	—	(8,769,576)	(8,544,076)
Accretion of Series A Preferred to redemption value	—	1,147,404	—	—	—	—	—	—	(1,147,404)	(1,147,404)
Issuance of common stock for dilution provisions	—	—	—	—	1,003	—	421	—	—	421
Issuance of common stock	—	—	—	—	32,000	3	13,437	—	—	13,440
Issuance of warrants and stock options for services	—	—	—	—	—	—	34,782	—	—	34,782
Net loss	—	—	—	—	—	—	—	—	(4,367,326)	(4,367,326)
Balance, December 31, 2005	6,444,835	15,059,225	236,987	497,673	1,615,072	162	273,981	—	(14,284,306)	(14,010,163)
Accretion of Series A Preferred to redemption value	—	1,158,553	—	—	—	—	—	—	(1,158,553)	(1,158,553)
Issuance of warrants to purchase preferred stock	—	—	—	—	—	—	1,228,568	—	—	1,228,568
Proceeds from warrants	—	—	—	—	—	—	23,750	—	—	23,750
Stock-based compensation	—	—	—	—	—	—	50,801	—	—	50,801
Common stock reacquired and retired	—	—	—	—	(19,333)	(2)	(8,119)	—	—	(8,121)
Net loss	—	—	—	—	—	—	—	—	(6,852,139)	(6,852,139)
Balance, December 31, 2006	6,444,835	$16,217,778	236,987	$497,673	1,595,739	$160	$1,568,981	$—	$(22,294,998)	$(20,725,857)

See accompanying notes to financial statements.

REDPOINT BIO CORPORATION
(A Development-Stage Enterprise)

Statements of Cash Flows

				August 16,
				1995
				(Inception) to
	Years ended December 31,			December 31,
	2004	2005	2006	2006
Cash flows from operating activities:
Net loss	$(4,803,026)	$(4,367,326)	$(6,852,139)	$(19,106,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	141,623	301,465	408,004	1,016,322
Options, warrants and stock issued for services and dilution provisions	225,391	9,292	50,801	392,133
Amortization of discount on convertible notes	—	—	597,903	597,903
Amortization of deferred financing costs	—	—	97,158	97,158
Debt inducement charge	—	—	—	361,598
Interest expense on convertible notes	—	—	—	136,075
Changes in assets and liabilities:
Grants receivable	39,152	—	—	—
Prepaid expenses and other assets	(37,307)	(86,350)	(491,505)	(658,683)
Accounts payable	43,271	(24,725)	555,209	833,739
Accrued expenses and accrued compensation	159,501	(76,238)	677,061	1,056,614
Amounts due to related parties	(136,872)	(33,333)	—	—
Deferred revenue	134,000	(310,000)	—	—
Net cash used in operating activities	(4,234,267)	(4,587,215)	(4,957,508)	(15,274,096)
Cash flows from investing activities:
Purchases of property and equipment	(650,257)	(752,521)	(69,264)	(1,856,757)
Net cash used in investing activities	(650,257)	(752,521)	(69,264)	(1,856,757)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	2,001,810	—	2,110,810
Net proceeds from convertible notes	—	—	3,943,491	5,253,811
Payments of debt	—	(276,684)	(515,650)	(901,334)
Net proceeds from issuance of preferred stock	9,440,688	—	—	11,883,447
Net proceeds from issuance of common stock and warrants	—	13,440	23,750	41,618
Common stock reacquired	(76,666)	(38,334)	(8,121)	(283,121)
Net cash provided by financing activities	9,364,022	1,700,232	3,443,470	18,105,231
Net increase (decrease) in cash and cash equivalents	4,479,498	(3,639,504)	(1,583,302)	974,378
Cash and cash equivalents, beginning of year	1,717,686	6,197,184	2,557,680	—
Cash and cash equivalents, end of year	$6,197,184	$2,557,680	$974,378	$974,378
Supplemental cash flow disclosures:
Noncash investing and financing activities:
Conversion of notes payable and accrued interest to preferred stock	$—	$—	$—	$1,446,395
Accretion of preferred stock	669,228	1,147,404	1,158,553	3,024,011
Warrants issued in connection with notes payable	—	30,074	1,228,568	1,258,642
Cash paid for interest	5,010	82,026	142,693	319,074

See accompanying notes to financial statements.

REDPOINT BIO CORPORATION

(A Development-Stage Enterprise)

Notes to Financial Statements

(1)                     Description of the Business

Redpoint Bio Corporation (the Company), formerly Linguagen Corp., was incorporated in Delaware on August 16, 1995. The Company is focused on discovering, developing, and commercializing ingredients that improve the taste of medicines and consumer health care products and enhance the nutritional value of foods and beverages. The Company uses its technology to discover and develop products for partners and for its own pipeline.

(2)                     Liquidity and Going Concern

Since its inception in 1995, the Company has incurred losses and negative cash flows from operations, and such losses have continued subsequent to December 31, 2006. As of December 31, 2006, the Company had an accumulated deficit of $22,300,000 and anticipates incurring additional losses for at least the next several years. The Company expects to spend significant resources over the next several years to enhance its technologies and to fund research and development of its pipeline of potential products. Through December 31, 2006, substantially all of the Company’s revenue has been derived from corporate collaborations, license agreements, and government grants. In order to achieve profitability, the Company must continue to develop products and technologies that can be commercialized by the Company or through existing and future collaborations.

The Company is subject to those risks associated with any biotechnology company that has substantial expenditures for research and development. There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants. For the Company to fund its operations and to commercially develop its products, additional equity and/or debt financing will be required. There is no assurance that such financing will be available to the Company as needed.

On March 12, 2007, the Company completed a private placement of units of its common stock and warrants to purchase common stock raising $20,000,000 of gross proceeds. Management believes that the net proceeds of approximately $16,900,000 from the private placement should be sufficient to meet the Company’s operating and capital requirements at least through December 2008.

(3)                     Summary of Significant Accounting Policies

(a)                      Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates.

(b)                      Cash and Cash Equivalents

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. Cash equivalents consist of bank deposits and investments in money market mutual funds. Cash equivalents subject the Company to concentrations of credit risk.

However, the Company has invested only in money market mutual funds that invest substantially all of their assets in obligations of the U.S. government.

(c)                       Revenue Recognition

Revenue from corporate collaborations and licensing agreements consists of up-front fees, research and development funding, and milestone payments. Nonrefundable up-front fees are deferred and recognized as revenue in the period the earnings process is complete based on the terms of the specific agreements. Revenue from research and development agreements and government grants is recognized pursuant to the related agreements as work is performed and related costs are incurred. Revenue resulting from the achievement of milestone events as defined in the agreements is recognized when the milestone is achieved.

(d)                      Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives. The Company uses a life of four to five years for laboratory equipment, three to seven years for office equipment and furniture, and the lesser of the useful life or the remaining life of the underlying facility lease for leasehold improvements. Expenditures for repairs and maintenance are charged to expense as incurred, while major renewals and betterments are capitalized.

(e)                       Research and Development

Research and development costs are charged to expense as incurred. These expenses include internal research and development conducted on behalf of the Company by third parties, including sponsored university-based research agreements and clinical study vendors. Costs incurred in obtaining technology licenses are charged immediately to research and development expense if the technology licensed has not reached technological feasibility and has no alternative future uses.

(f)                         Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company has not recorded any impairment charges pursuant to SFAS No. 144.

(g)                      Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(h)                      Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123R) using the prospective method of adoption. Under SFAS 123R, the Company recognizes compensation cost for awards to employees and nonemployee board members based on the grant-date fair value of stock-based awards over the period during which an award holder is required to provide service in exchange for the award. No compensation cost is recognized for awards for which the award holder does not render the requisite service.

Prior to 2006, the Company applied the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, to account for its fixed-plan stock options granted to employees and directors. Under APB Opinion No. 25, the Company did not record compensation expense for its stock options since the current fair value of the underlying stock equaled the exercise price of the options.

(i)                         Net Loss per Share

Net loss per share is computed in accordance with SFAS No. 128, Earnings per Share, by dividing the net loss allocable to common stockholders by the weighted average number of shares of common stock outstanding.

As of December 31, 2006, the Company has outstanding certain options, warrants and convertible preferred stock (see notes 8 and 9), which have not been used in the calculation of diluted net loss per share because, to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share allocable to common stockholders are equal.

(4)                     Research and Collaboration Agreements

Since inception, the Company has undertaken research projects for which it was the recipient of several Small Business Innovative Research (SBIR) Awards. The SBIR Awards were sponsored by the National Institutes of Health. In connection with these SBIR projects, the Company recognized $1,796,324 of revenue, of which $209,011 was recognized during the year ended December 31, 2004. The last research project was completed in 2004.

The Company has entered into several research and license agreements with companies in the food ingredient and pharmaceutical industries. Under these agreements, the Company generally conducts research and development in the field of flavor discovery and modification. Based on the achievement of specific research milestones, the Company and its collaborator may agree to continue the collaboration and negotiate terms to commercialize any flavor-modifying compounds that have been discovered pursuant to the collaboration. All revenue from research and collaboration agreements is earned from activities performed in the United States. As of December 31, 2006, all obligations under these agreements have been completed. The Company recognized $15,000 and $410,000 of revenue from these agreements during 2004 and 2005, respectively.

(5)                     Property and Equipment

Property and equipment consisted of the following:

	December 31
	2005	2006
Laboratory equipment	$1,656,704	$1,720,209
Office equipment and furniture	91,183	96,942
Leasehold improvements	3,265	3,265
	1,751,152	1,820,416
Less accumulated depreciation	(571,977)	(979,981)
	$1,179,175	$840,435

Depreciation expense was $141,623, $301,465, $408,004, and $1,016,322 for the years ended December 31, 2004, 2005, 2006 and period from August 16, 1995 (inception) through December 31, 2006, respectively. During 2004, the Company wrote off $36,341 of fully depreciated laboratory equipment that was no longer being utilized.

(6)                     Debt

(a)                      Master Security Agreement

In February 2005, the Company entered into a Master Security Agreement (the Agreement) with a finance company that provided for borrowings up to $3,200,000, subject to certain conditions, through December 2005. During 2005, the Company borrowed $2,001,810 under the Agreement in order to finance the purchase of laboratory and office equipment. Amounts borrowed are evidenced with promissory notes and are repayable in equal monthly payments, over 36 to 48 months, and are collateralized by the purchased equipment. The notes bear interest at rates varying between 9.4% and 10.4%. As of December 31, 2006, the principal amount due on the notes were repayable as follows:

2007	$574,132
2008	447,766
2009	187,578
1,209,476
Less current portion	(574,132)
$635,344

In connection with the borrowings under the Agreement, the Company issued the finance company warrants to purchase 19,065 shares of the Company’s Series A Redeemable Convertible Preferred stock (Series A) at an exercise price of $2.10 per share. The estimated fair value of the warrants of $30,074, determined using the Black-Scholes option-pricing model, were accounted for as deferred financing costs and are being amortized to interest expense over the remaining term of the note.

Amortization recorded during the years ended December 31, 2005 and 2006 was $4,163 and $7,519, respectively.

(b)                      Convertible Notes Payable

During 2003 and 2002, the Company sold 12% Secured Convertible Notes (the Convertible Notes), resulting in aggregate proceeds of $700,000 and $610,320, respectively. The Convertible Notes were due on the earlier of April 21, 2004 or the consummation of a qualified financing, as defined. In connection with the Company’s Series A financing in November 2003 (note 8), the total principal amount of $1,310,320 and accrued interest of $136,075 were converted into 623,963 shares of Series A and 236,987 shares of Junior Preferred stock (Junior Preferred). The Company recorded interest expense of $361,598, which represents a debt inducement charge based on the excess of the Junior Preferred fair value over the accrued interest converted.

In May, June and October 2006, the Company entered into a convertible debt financing agreement with certain of its existing investors which provided for $4,116,774 in funding. The Company issued 5% secured promissory notes (the Promissory Notes) with principal amounts totaling $3,466,869 and warrants to purchase such number of shares of a new series of preferred stock that may be designated in the future in a Qualified Financing, as defined, by dividing 35% of the original principal amount of the Promissory Notes by the per share purchase price of the new shares. The Company also issued 5% secured promissory notes with principal amounts totaling $626,155 and warrants to purchase such number of shares of a new series of preferred stock that may be designated in the future in a Qualified Financing, as defined, by dividing 70% of the original principal amount of the notes by the per share purchase price of the new shares. The warrants expire in May 2008 and are exercisable at $0.01 per share. The Promissory Notes will be due on the earliest to occur of: (i) demand by holders of a majority of the outstanding principal at any time after the one year anniversary of the initial May closing; (ii) a Liquidation Event, as defined; and (iii) the two-year anniversary of the initial May closing. The Promissory Notes and any accrued interest will automatically convert into shares of a new series of preferred stock designated in connection with a Qualified Financing, as defined, if such Qualified Financing occurs within one year of the initial closing date, or at the option of the holders if the Qualified Financing occurs after the one year anniversary of the initial close.

In connection with the issuance of the Promissory Notes, the Company incurred $149,533 of issuance costs which have been capitalized and are being amortized as interest expense over the one year anniversary of the initial May issuance date of the Promissory Notes. During the year ended December 31, 2006, amortization expense was $89,639.

In accordance with APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, the Company allocated the proceeds from the financing between the Promissory Notes and warrants based on their relative estimated fair values of $4,093,024 and $1,228,568, respectively. The relative fair value of the warrants has been recorded against the carrying value of the Promissory Notes as an original issue discount (OID) which is being amortized as interest expense over the one year anniversary of the initial May issuance date of the Promissory Notes. During the year ended December 31, 2006, the Company recognized a noncash charge to interest expense of $597,903 for the amortization of the OID.

A reconciliation of the face amount of the Promissory Notes and the carrying value as of December 31, 2006 is as follows:

Original value of Promissory Notes	$4,093,024
Less OID	(1,228,568)
Carrying value on date of issuance	2,864,456
Amortization of OID treated as interest expense	597,903
Carrying value of Promissory Notes at December 31, 2006	$3,462,359

In accordance with Emerging Issues Task Force (EITF) No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, and EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Ratios, after considering the allocation of the proceeds to the Promissory Notes, the Company determined that the Promissory Notes contained a contingent beneficial conversion feature (Contingent BCF). The Contingent BCF existed at the date of the issuance of the Promissory Notes due to the fact that the original carrying value of Promissory Notes, after allocation of the proceeds, would be less than the purchase price of the new series of preferred stock paid by investors in the new series. In accordance with EITF No. 98-5, the Contingent BCF of $1,228,568 is only recognized as additional interest expense if and when the Promissory Notes are converted into shares of the new series of preferred stock.

In May 2006, the Company amended its charter by adding a provision for certain investors, as defined, that provides for the conversion of such investors’ shares of Series A and Junior Preferred into common shares if those investors do not participate in the Qualified Financing up to a designated amount.

(7)                     Related-Party Transactions

During 2004, the Company received payments of $150,000 in connection with a research agreement with a company that is a stockholder of the Company. These payments were recognized as revenue in 2005 (note 4).

In January 2003, the Company entered into a stock redemption agreement with a former officer requiring the Company to make aggregate payments of $275,000 for the repurchase of 243,804 shares of common stock, which specified that the former officer was to retain a 3% ownership interest in the Company upon the closing of the Series A financing, subject to certain dilution protections and certain conditions, as defined. As of December 31, 2005, the amount due to the former officer was repaid.

The Company has licensed the rights to certain patents and pending patents in the area of taste receptors and taste inhibitors from a research institution that is a stockholder of the Company. The license agreement, as amended, required a payment of $130,000. In addition, the Company is required to pay royalties on future sales, if any, of certain products covered by the license agreement. Commencing in July 2004, the Company is obligated to pay a minimum annual fee, creditable against royalties, of $25,000 to the licensor through the expiration of the last-to-expire patent. The Company estimates the term of the license agreement to be through December 2019.

In September 2003, the Company entered into a two-year consulting agreement with a former officer that provided for a yearly consulting fee of $50,000. During 2004, the Company determined that the consulting services were no longer required and, accordingly, recorded the remaining contractual obligation as a liability. The balance was repaid in equal monthly installments through August 2005.

(8)                     Redeemable Convertible Preferred Stock

During 2003, the Company sold an aggregate of 1,285,714 shares of Series A at $2.10 per share, for gross proceeds of $2,700,000. During 2004, the Company sold an aggregate of 4,535,158 shares of Series A at $2.10 per share for gross proceeds of $9,523,832.

In connection with the conversion of the principal portion of the Convertible Notes in 2003 (note 6), the Company issued 623,963 shares of Series A. The Company also issued 236,987 shares of Junior Preferred in connection with the conversion of the accrued interest on the Convertible Notes in 2003 (note 6).

Dividends on each outstanding share of Series A and Junior Preferred accrue and are compounded annually, and are cumulative at the annual rate of 8%. Dividends are payable only when and if declared by the board of directors. No dividends have been declared as of December 31, 2006.

Each share of Preferred Stock is convertible at any time at the option of the holder into the number of shares of common stock obtained by dividing the original issue price (subject to certain adjustments), plus accrued and unpaid dividends, by the conversion price, as defined. The Preferred Stock is mandatorily convertible in the event of an initial public offering, as defined. Holders of Preferred Stock have the number of votes equal to the number of common shares into which their stock is convertible. The holders of Preferred Stock vote together with holders of common stock as a single class. Approval of at least 66-2/3% of the Series A holders is required for certain significant corporate events.

Holders of Preferred Stock are entitled to a liquidation preference in an amount equal to $2.10 per share, plus any accumulated unpaid dividends, in the event of a liquidation, dissolution, or winding-up of the Company, or in the event the Company merges with or is acquired by another entity. The Series A liquidation preference is senior to the Junior Preferred liquidation preference.

At any time on or after October 31, 2008, the holders of a majority of the Preferred Stock may require the Company to redeem the Preferred Stock at the applicable redemption price. In the case of the Series A, the redemption price is equal to the greater of (i) the original issue price plus any accumulated unpaid dividends, or (ii) the fair value of the shares of common stock then issuable upon conversion of such shares of Series A. In the case of the Junior Preferred, the redemption price is equal to the original issue price of $2.10 per share.

The Company incurred aggregate issuance costs of $340,384 in connection with the sale of Series A, which reduced the initial carrying value of the Series A. The carrying value of the Series A will be accreted to its redemption value through October 31, 2008. The accretion of issuance costs during the years ended December 31, 2004, 2005 and 2006 was $58,006, $67,268 and $75,821, respectively.

(9)                     Stockholders’ Equity

Upon its incorporation, the Company was authorized to issue 2,000,000 shares of common stock. In November 2003, the Company’s certificate of incorporation was amended, whereby the Company is authorized to issue 14,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 7,000,000 shares have been designated Series A and 236,987 shares have been designated Junior Preferred (collectively, Preferred Stock).

(a)                      Common Stock

The Company is party to a number of agreements that provide for dilution protection to certain investors. During 2005, the Company issued 1,003 shares of common stock, which was triggered by the issuance of certain warrants. During 2004 and 2003, the Company issued 500,000 and 242,010 shares, respectively, of common stock, which was triggered by the issuance of the Series A. In 2005, 2004, and 2003, the Company recorded charges of $421, $210,000, and $101,644, respectively, to research and development expense, which represents the fair value of the shares issued.

In March 2005, the Company sold 32,000 shares of common stock to a director of the Company at a purchase price of $0.42 per share, which was the fair value. The shares were subject to repurchase at the Company’s option at the original purchase price in the event that the director’s relationship with the Company terminated. The number of shares subject to repurchase decreases by 2.0833% per month until March 2009. In October 2006, the director resigned and the Company repurchased 19,333 shares at $0.42 per share.

(b)                      Warrants

As of December 31, 2006, the Company had outstanding warrants, exercisable through 2007, to purchase 49,765 shares of common stock at an exercise price of $0.42 per share. The warrants were issued in 2004 pursuant to a stock redemption agreement with a former officer (note 7).

As of December 31, 2006, the Company had outstanding warrants, exercisable through 2012, to purchase 19,065 shares of Series A at an exercise price of $2.10 per share.

(10)              2003 Stock Incentive Plan

In November 2003, the Company adopted the 2003 Stock Incentive Plan, as amended (the Plan), that authorizes the Company to grant up to 2,345,000 shares of common stock to eligible employees, directors, and consultants to the Company in the form of restricted stock and stock options. The amount and terms of grants are determined by the board of directors. The term of the options may be up to 10 years, and options are exercisable in cash or as otherwise determined by the board of directors. Generally, options vest 25% upon the first anniversary of the date of grant and ratably each month thereafter through the fourth anniversary of the date of grant.

The following is a summary of stock option activity under the Plan through December 31, 2006:

			Weighted-
			average
		Weighted-	remaining
	Number of	average	contractual
	shares	exercise price	term
Outstanding at December 31, 2002	—	$—
Granted	190,293	0.42
Outstanding at December 31, 2003	190,293	0.42
Granted	1,340,745	0.42
Forfeited	(68,500)	0.42
Outstanding at December 31, 2004	1,462,538	0.42
Granted	219,000	0.42
Forfeited	(27,000)	0.42
Outstanding at December 31, 2005	1,654,538	0.42
Granted	342,500	0.56
Forfeited	(46,625)	0.42
Outstanding at December 31, 2006	1,950,413	0.45	8.0 years
Exercisable at December 31, 2006	1,183,334	0.42	7.7 years

All options granted to date have exercise prices equal to the estimated fair value of the underlying common stock on the date of grant as determined by the board of directors. As of December 31, 2006, there were 381,920 shares of common stock available for grant under the Plan.

The per-share weighted average fair value of the options granted during the year ended December 31, 2006 is estimated at $0.34 on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

Year ended
December 31,
2006
Expected dividend yield	—
Expected volatility	73%
Risk-free interest rate	4.37%
Expected life of options	6 years

The expected term assumption is based on the use of the simplified method. The expected volatility of share options was calculated based on a historical volatility analysis of public company peers that were similar to the Company. The risk-free rate of the option is based on the zero-coupon U.S. Treasury yield at the date of grant for a term equivalent to the expected term of the option.

The Company recognized $17,644 of compensation expense pursuant to SFAS 123R for the year ended December 31, 2006. As of December 31, 2006, there was $76,622 of unrecognized compensation expense related to unvested stock options, which is expected to be recognized over a weighted average period of 3.3 years.

During 2006, 2005 and 2004, the Company granted options to 60,000, 60,000 and 32,148 shares, respectively, of common stock to nonemployee consultants. The grants issued during 2006 and 2005 vest over three years and grants issued in 2004 vested immediately. The Company recorded $15,391, $4,708 and $33,157 of stock-based compensation expense during the years ended December 31, 2004, 2005 and 2006, respectively, which represents the estimated fair value of the options based on the Black-Scholes option-pricing model.

(11) Commitments

(a) Leases

The Company leases office and laboratory space and equipment under operating leases expiring through 2007. Rent expense under these operating leases was $189,000, $197,000 and $221,000 for the years ended December 31, 2004, 2005 and 2006, respectively. Future minimum lease payments as of December 31, 2006 were $190,829 for 2007.

In November 2005, the Company entered into a new 10 year lease agreement for space it intends to occupy during the first half of 2007. The term of the lease commences on the date the space is ready for occupancy, as defined in the agreement. The initial annual base rent is $287,943, subject to annual 2% increases. The Company will also pay certain operating expenses associated with the space. The landlord has also agreed to finance, at interest rates ranging between 11% and 12%, up to $3,300,000 of leasehold improvements that the Company would pay for as additional rent over the term of the lease. In October 2006, the Company paid a $250,000 deposit for the new facility which has been recorded in other assets on the accompanying balance sheet.

(b) Employment-Related Agreements

The Company has entered into employment agreements with certain key executives, providing for base salaries plus performance incentive bonuses.

In December 2004, the Company entered into a separation agreement with a former officer that required the Company to make an aggregate payment of $195,000, which was repaid in bimonthly installments through November 2005.

(12) Income Taxes

As of December 31, 2006, the Company had approximately $16,762,000 and $8,040,000 of federal and state net operating loss carryforwards, respectively, and approximately $427,000 and $296,000 of federal and state research and development credit carryforwards, respectively, available to offset future federal and state taxable income. The federal net operating loss carryforward will expire beginning in 2022, and the state net operating loss carryforwards will expire beginning in 2008. The federal research and development credit carryforward will expire beginning in 2020, and the state research and development carryforward will expire beginning in 2018.

The components of the deferred tax assets and liabilities as of:

	December 31
	2005	2006
Net operating losses	$4,605,000	$6,684,000
Research and development credit	492,000	723,000
Other temporary differences	146,000	354,000
Gross deferred tax assets	5,243,000	7,761,000
Valuation allowance	(5,159,000)	(7,674,000)
Total assets	84,000	87,000
Fixed assets	(84,000)	(87,000)
Total liabilities	(84,000)	(87,000)
Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences representing net future deductible amounts become deductible. Due to the Company’s history of losses, the deferred tax assets are fully offset by a valuation allowance at December 31, 2005 and 2006. The valuation allowance in 2006 increased by $2,515,000 over 2005 related primarily to additional net operating losses incurred by the Company.

Under the Tax Reform Act of 1986, the utilization of a corporation’s net operating loss and tax credit carryforwards is limited following a greater than 50% change in ownership during a three-year period. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss and tax credit carryforward period.

During 2005 and 2006, the Company sold $3,128,427 and $5,776,876 of New Jersey State operating loss carryforwards resulting in the recognition of a benefit of $253,403 and $465,803, respectively.

(13) 401(k) Plan

The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited by the maximum amounts allowable under federal tax regulations. The Company has discretion to make contributions to the plan. However, no contributions have been made to date.